UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 12, 2008

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OMNI FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Georgia	001-33014	58-1990666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
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Six Concourse Parkway, Suite 2300, Atlanta, Georgia 30328
 (Address of principal executive offices)
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(770) 396-0000
(Registrant’s telephone number, including area code)
_______________________________

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01   Changes in Company’s Certifying Accountant.

On August 11, 2008, Omni Financial Service, Inc. (the “Company”), the holding company for Omni National Bank (the “Bank”), reported that it received from the Company’s auditor, Crowe Chizek and Company LLC (“Crowe Chizek”), a letter indicating that Crowe Chizek will not stand for reelection as the Company’s auditor with respect to the fiscal year ending December 31, 2008, including the review of quarterly filings relating to such year.  Further, the Company also reported its disagreement with Crowe Chizek as to accounting principles existing with respect to the appropriate values applicable to the Bank’s “other real estate owned” (OREO).

On August 11, 2008, the Company provided a copy of its Current Report on Form 8-K to Crowe Chizek with a request that Crowe Chizek furnish the Company, as promptly as possible, a letter addressed to the Securities and Exchange Commission (SEC) stating whether Crowe Chizek agreed with the statements made by the Company in such report and, if not, stating the respects in which it did not agree.  Attached as Exhibit 16.1 is Crowe Chizek’s letter addressed to the SEC stating its agreement with the statements made by the Company in its Form 8-K filed on August 11, 2008.

Item 9.01 Financial Statements and Exhibits
Exhibit 16.1 – Crowe Chizek Agreement Letter addressed to the SEC dated August 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI FINANCIAL SERVICES, INC.

Dated: August 13, 2008	By:	/s/ Thomas Flournoy
	Name:	Thomas Flournoy
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number

16.1	Crowe Chizek Agreement Letter addressed to the SEC dated August 12, 2008.